Exhibit 10.27

DATED 31st December 2013

(1)	CROWN CREST PROPERTY DEVELOPMENTS LIMITED (seller)
(2)	ARC CCLTRUK001, LLC (Buyer)
(3)	CROWN CREST (LEICESTER) PLC AND CROWN CREST GROUP LIMITED AND poundstretcher limited (Guarantors)

CONTRACT FOR THE SALE OF FREEHOLD LAND WITH LEASEBACK

of Land and Buildings at Desford Road, Kirby Muxloe, Leicestershire LE9 2BJ

CONTENTS

CLAUSE

1	INTERPRETATION	1
2	SALE AND PURCHASE	3
3	GRANT OF THE LEASE	3
4	SCHEDULE OF IMMEDIATE REPAIRS	4
5	CONDITIONS	4
6	RISK AND INSURANCE	4
7	DEPOSIT	4
8	DEDUCING TITLE	5
9	TITLE GUARANTEE	5
10	MATTERS AFFECTING THE PROPERTY	5
11	TRANSFER	6
12	DEED OF COVENANT	6
13	SELLER'S TITLE PENDING REGISTRATION	6
14	VAT	6
15	COMPLETION	6
16	INDEMNITY	7
17	AGREEMENT ON ENVIRONMENTAL LIABILITIES	7
18	CAPITAL ALLOWANCES ELECTION	8
19	BUYER'S ACKNOWLEDGEMENT OF CONDITION	8
20	ENTIRE AGREEMENT	8
21	JOINT AND SEVERAL LIABILITY	8
22	NOTICES	8
23	RIGHTS OF THIRD PARTIES	9
24	GOVERNING LAW AND JURISDICTION	9
SCHEDULE 1 – Documents of title referred to in clause 10.1.8		10
SCHEDULE 2 – Capital allowances election		11
SCHEDULE 3 – TP1 Transfer		14
SCHEDULE 4 – Schedule of Immediate Repairs		15
SCHEDULE 5 – Lease		16

THIS CONTRACT is dated 31st December 2013

PARTIES

(1)	CROWN CREST PROPERTY DEVELOPMENTS LIMITED incorporated and registered in England and Wales with company number 06415566 whose registered office is at 101 Cobden Street, Leicester LE1 2LB (Seller)

(2)	ARC CCLTRUK001, LLC c/o Moor Park Capital Partners LLP of York House, 45 Seymour Street, London W1H 7JT (Buyer)

(3)	CROWN CREST (LEICESTER) PLC incorporated and registered in England and Wales with company number 04395797 whose registered office is at 101 Cobden Street, Leicester LE1 2LB and CROWN CREST GROUP LIMITED incorporated and registered in England and Wales with company number 05700180 whose registered office is at 101 Cobden Street, Leicester LE1 2LB and POUNDSTRETCHER LIMITED incorporated and registered in England and Wales with company number 00553014 whose registered office is at Trident Business Park, Leeds Road, Huddersfield HD2 1UA (together the Guarantors)

AGREED TERMS

1.	Interpretation

1.1	The definitions in this clause apply in this contract.

Base Rate:

the base rate from time to time of Lloyds TSB Bank PLC.

Buyer's Conveyancer:

Trowers and Hamlins LLP of 3 Bunhill Row, London EC17 8YZ.

CAA 2001:

Capital Allowances Act 2001.

Charge:

the charge appearing at entries 13 and 14 of the charges register of title number LT221323 as at 29 October 2013.

Completion Date:

The later of:

(a)	the date falling 6 weeks after the date of this Contract; and

(b)	the date 3 working days after the date on which the Condition Precedent is satisfied or formally waived by the Buyer in writing to the Seller or (if earlier) the date specified in a notice given by the Buyer to the Seller requiring the Seller to complete on the date specified in the notice.

Condition Precedent

Completion of the repairs to the Property specified in the Schedule of Immediate Repairs (here meaning the items marked "Before Completion") to the Buyer's reasonable satisfaction in accordance with clause 4.1.

Contaminated Land Regime:

the contaminated land regime under Part 2A of the Environmental Protection Act 1990 (as amended from time to time) and any statutory instrument, circular or guidance issued under it.

Contract Rate:

3% per annum above the Base Rate.

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Deed of Covenant:

the deed of covenant required to be executed by the Buyer pursuant to the provisions of paragraph 4.1 of Schedule 1 to the Transfer dated 15 February 2008.

Deed of Transfer:

the deed of transfer in form TP1 annexed hereto as Schedule 3.

Deposit:

£Nil.

Enforcing Authority:

the relevant regulator for the Property under the Contaminated Land Regime.

Environment:

the natural and man-made environment including all or any of the following media, namely air, water and land (including air within buildings and other natural or man-made structures above or below the ground) and any living organisms (including man) or systems supported by those media.

Environmental Law:

all applicable laws, statutes, secondary legislation, bye-laws, common law, directives, treaties and other measures, judgments and decisions of any court or tribunal, codes of practice and guidance notes (as amended from time to time) in so far as they relate to the protection of the Environment.

Guarantor:

Poundstretcher Limited Company Number 00553014.

Hazardous Substances:

any material, substance or organism which, alone or in combination with others, is capable of causing harm to the Environment or which is likely to cause an actionable nuisance.

Lease:

the lease in the form of the draft annexed to this contract at Schedule 5.

Licence:

the licence dated 3 March 2008 and made between Network Rail Infrastructure Limited (1) and the Seller (2) (then known as Ensco 631 Limited).

Part 1 Conditions:

the conditions in Part 1 of the Standard Commercial Property Conditions (Second Edition) and Condition means any one of them.

Part 2 Conditions:

the conditions in Part 2 of the Standard Commercial Property Conditions (Second Edition) and Condition means any one of them.

Plan:

the plan attached to this contract.

Property:

the freehold property at Desford Road, Kirby Muxloe, Leicestershire LE9 2BJ registered at HM Land Registry with absolute title under title number LT221323 shown edged red on the Plan and being part of the property registered at HM Land Registry under title number LT221323.

Purchase Price:

£38,500,000 (exclusive of VAT) (thirty eight million five hundred thousand pounds).

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Rent Commencement Date:

the date of actual completion.

Rents:

the initial rent of £3,061,068 per annum (subject to review) exclusive of VAT and any rent payable under paragraph 4 of Schedule 7 of the Lease.

Schedule of Immediate Repairs:

the schedule of repairs prepared by Jones Lang Lasalle dated November 2013 a copy of which is annexed hereto at Schedule 4.

Seller's Conveyancer:

Gateley LLP, Knightsbridge House, Lower Brown Street, Leicester LE1 5NL (Ref: CLM/060734.002).

Tenant:

Crown Crest Group Limited Company Number 05700180 and Crown Crest (Leicester) Plc Company Number 04395797.

VAT:

value added tax chargeable under the Value Added Tax Act 1994 and any replacement tax.

1.2	The rules of interpretation in this clause apply in this contract.

1.3	A person includes a corporate or unincorporated body.

1.4	Unless otherwise specified, a reference to a particular law is a reference to it as it is in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.5	A reference to laws in general is to all local, national and directly applicable supra-national laws in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any sub-ordinate laws for the time being in force made under them and all orders, notices, codes of practice and guidance made under them.

1.6	Writing or written includes faxes but not e-mail.

1.7	Except where a contrary intention appears, a reference to a clause or Schedule is a reference to a clause of or Schedule to this contract.

1.8	Clause and Schedule headings do not affect the interpretation of this contract.

2.	Sale and purchase

2.1	In consideration of the obligations contained in clause 3.1 and subject to prior satisfaction of the Condition Precedent (or formal written waiver of the Condition Precedent by the Buyer to the Seller), the Seller agrees to sell and the Buyer agrees to buy the Property for the Purchase Price on the terms of this contract.

2.2	The Buyer cannot require the Seller to:

2.2.1	transfer the Property or any part of it to any person other than the Buyer; or

2.2.2	transfer the Property in more than one parcel or by more than one transfer; or

2.2.3	apportion the Purchase Price between different parts of the Property.

3.	Grant of the lease

3.1	Immediately prior to completion of the sale of the Property, the Seller will grant to the Tenant the Lease and procure that the Tenant and the Guarantor enter into the Lease and will procure completion of the same. The Seller shall deliver the Counterpart Lease duly executed by the Tenant and the Guarantor to the Buyer on completion and the Seller shall procure that the Lease is submitted for registration to the Land Registry and any Stamp Duty Land Tax is paid thereon immediately following completion of the Lease. The title document will be forwarded to the Buyer's Conveyancer following registration of the Lease and the

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Seller will satisfy any requisitions arising from the Land Registry in accordance with clause 13.

3.2	Subject to the Lease the Seller will sell the Property with vacant possession at completion.

3.3	No purchase price or deposit will be payable for the grant of the Lease.

3.4	The Seller cannot assign, sublet, charge, or otherwise share or part with the benefit of this contract in relation to the grant of the Lease.

3.5	The Seller will grant the Lease with full title guarantee.

4.	SCHEDULE OF IMMEDIATE REPAIRS

4.1	The Seller at its own cost and expense shall forthwith commence to carry out and complete the repairs to the Property specified in the Schedule of Immediate Repairs such works to be carried out in a good and workmanlike manner using good quality new materials and to the Buyer's reasonable satisfaction. The Seller will so complete those items marked "Before Completion" prior to the Completion Date, and the remaining items marked "within 6 months post-completion", within 6 calendar months after the date of actual completion. The Buyer's Surveyor will be permitted to view the Property before completion and after completion as appropriate to satisfy himself that such works have been completed in accordance with the terms of this clause.

4.2	If for any reason the Buyer should waive the Condition Precedent the Seller shall remain liable to carry out the repairs specified in the Schedule of Immediate Repairs as soon as reasonable practicable following completion.

5.	Conditions

5.1	The Part 1 Conditions are incorporated in this contract so far as they:

5.1.1	apply to a sale of a freehold property by private treaty;

5.1.2	apply to the grant of a lease;

5.1.3	are not inconsistent with the other clauses in this contract; and

5.1.4	have not been modified or excluded by any of the other clauses in this contract.

5.2	The Part 2 Conditions are not incorporated into this contract.

5.3	Condition 1.1.4(a) does not apply to this contract.

5.4	Condition 1.1.1(e) is amended so that reference to the contract rate in Condition 1.1.1(e) refers instead to the Contract Rate as defined in this contract.

6.	Risk and insurance

6.1	With effect from exchange of this contract, the Property shall remain as the Seller's until completion and the Seller shall procure that the Buyer's interest be noted on the buildings insurance policy and provide evidence of the same to the Buyer. In the event of damage or destruction of the Property the Seller shall diligently pursue and use all reasonable endeavours to recover any losses under any such policy of insurance and any such monies recovered shall forthwith be paid to the Buyer at completion or as soon as reasonably practicable following receipt if after completion and pending completion the Seller shall hold those monies on trust for the Buyer. Any such damage or destruction will not negate the Buyer's obligation to complete this contract.
6.2	No damage to or destruction of the Property nor any deterioration in its condition, however caused, will entitle the Buyer either to any reduction of the Purchase Price or to refuse to complete or to delay completion.

6.3	Conditions 7.1.2, 7.1.3 and 7.1.4(b) do not apply to this contract.

7.	Deposit

7.1	No deposit shall be payable on exchange of this contract.

7.2	Conditions 2.2.1 and 2.2.2 do not apply to this contract.

7.3	The provisions of clause 7.4, clause 7.6 and clause 7.7 (inclusive) will apply.

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7.4	In this clause the expression Deposit Balance means a sum equal to 10% of the Purchase Price.

7.5	If completion does not take place on the Completion Date due to the default of the Buyer, the Buyer will immediately pay to the Seller's Conveyancer the Deposit Balance (together with interest on it at the Contract Rate for the period from and including the Completion Date to and including the date of actual payment) by a method that gives immediately available funds.

7.6	After the Deposit Balance has been paid pursuant to clause 7.4, it will be treated as forming part of the Deposit for all purposes of this contract.

7.7	The provisions of clause 7.4 and clause 7.6 (inclusive) are without prejudice to any other rights or remedies of the Seller in relation to any delay in completion.

8.	Deducing title

8.1	The Seller's title to the Property has been deduced to the Buyer's Conveyancer before the date of this contract.

8.2	The Buyer is deemed to have full knowledge of the title and is not entitled to raise any objection, enquiry or requisition in relation to it save in relation to any matters revealed by the Buyer's pre-completion searches.

8.3	Conditions 6.1, 6.2, 6.3.1 and 6.4.2 do not apply to this contract.

9.	Title guarantee

9.1	The Seller will transfer the Property with full title guarantee.

9.2	The implied covenants for title are modified so that:

9.2.1	the covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 will not extend to costs arising from the Buyer's failure to:

(a)	make proper searches; or

(b)	raise requisitions on title or on the results of the Buyer's searches before the date of this contract (or by completion in the case of searches referred to in clause 10.1; and

9.3	Condition 6.6.2 does not apply to this contract.

10.	Matters affecting the Property

10.1	The Seller will sell the Property free from incumbrances other than:

10.1.1	any matters, other than the Charge, contained or referred to in the entries or records made in registers maintained by the Land Registry as at 29 October 2013 at 10:22:19 under title number LT221323;

10.1.2	any matters contained or referred to in this contract;

10.1.3	any matters discoverable by inspection of the Property before the date of this contract;

10.1.4	any matters which the Seller does not and could not reasonably know about;

10.1.5	any matters, other than the Charge, disclosed or which would have been disclosed by the searches and enquiries which a prudent buyer would have made before entering into this contract;

10.1.6	public requirements;

10.1.7	any matters which are unregistered interests which override registered dispositions under Schedule 3 to the Land Registration Act 2002; and

10.1.8	any matters disclosed in the documents listed in Schedule 1.

and the Seller warrants that it has disclosed to the Buyer all such matters of which it is aware.

10.2	Conditions 3.1.1, 3.1.2, 3.1.3, 3.1.4 and 3.3 do not apply to this contract.

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10.3	The Buyer is deemed to have full knowledge of the matters referred to in clause 10.1 and will not raise any enquiry, objection, requisition or claim in respect of any of them save as provided for in clause 8.2.

11.	Transfer

11.1	The transfer to the Buyer will be in the form of the Deed of Transfer.

11.2	The Buyer and the Seller will execute the Deed of Transfer in duplicate.

12.	DEED OF COVENANT

12.1	The Buyer will execute and deliver the Deed of Covenant to the Seller prior to completion and the Seller shall forthwith forward the same to Timken Alloy Steel Europe Limited in order to procure the issue of a certificate from such company or from its Conveyancer that the terms referred to in the Restriction entered at entry 4 of the Proprietorship Register of LT221323 have been complied with.

12.2	At completion or as soon as possible thereafter the Seller will deliver such certificate to the Buyer's Conveyancer.

12.3	At completion the Buyer will execute and deliver to the Seller a second deed of covenant in accordance with the provisions of clause 10 of the Third Schedule to the Transfer dated 15 November 2007 made between Network Rail Infrastructure Limited (1) and Timken Alloy Steel Europe Limited (2) which the Seller will then deliver to Network Rail Infrastructure Limited.

13.	SELLER's title pending registratioN

The Seller will:

13.1	lodge or procure the lodging of the properly completed application for registration of the Lease and all required documents at HM Land Registry and supply a certified copy of the application to the Buyer's Conveyancer together with a copy of any letter of acknowledgement received from HM Land Registry;

13.2	procure that all the proper fees are paid to HM Land Registry in respect of the application for registration;

13.3	answer all requisitions (if any) raised by HM Land Registry as soon as reasonably practicable and with due diligence and provide the Buyer's Conveyancer with copies of all correspondence from and to the Land Registry within 5 working days of receiving or sending the same;

13.4	send, or procure that the Seller's Conveyancer sends, the title information document to the Buyer's Conveyancer as soon as reasonably practicable (and in any event within 2 working days) after completion of the registration of the Lease;

13.5	procure that the title to the Property is not subject to any registered or noted charge or any adverse entries which may have priority to the Lease; and

13.6	not withdraw the application for registration.

14.	VAT

14.1	Each amount stated to be payable by the Buyer to the Seller under or pursuant to this contract is exclusive of VAT (if any).

14.2	If any VAT is chargeable on any supply made by the Seller under or pursuant to this contract, the Buyer will on receipt of a valid VAT invoice, pay the Seller an amount equal to that VAT as additional consideration on completion.

14.3	Conditions 1.4.1 and 1.4.2 do not apply to this contract.

15.	Completion

15.1	Completion will take place on the Completion Date.

15.2	Condition 8.1.3 does not apply to this contract.

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15.3	Condition 8.3.2 is amended to read: "the day from which the apportionment is to be made ("apportionment day") is the date of actual completion".

15.4	Condition 1.1.3(b) is amended to read: "in the case of the seller, even though a mortgage remains secured on the property, if the amount to be paid on completion enables the property to be transferred freed of all mortgages, (except those to which the sale is expressly subject) or if the seller produces reasonable evidence that this is the case."

15.5	Condition 8.4 is amended to add, "(d) any other sum which the parties agree under the terms of the contract should be paid or allowed on completion".

15.6	Condition 8.7 is amended to read: "The buyer is to pay the money due on completion by a method that gives immediately available funds and, if appropriate, by an unconditional release of a deposit held by a stakeholder".

15.7	On completion, the Seller shall procure that the Tenant will pay to the Buyer the Rents due for the period from and including the Rent Commencement Date to the day before the next rent payment day (as provided for in the Lease), apportioned as follows:

[A x B

365

where:

A is the Rent and any sums payable under paragraph 4 of Schedule 7 of the Lease, and

B is the number of days from and including the Rent Commencement Date to but excluding the next rent payment date (as provided for in the Lease).]

16.	INDEMNITY

As a consequence of any planning permission granted to or on behalf of the Seller and/or the Guarantors or any of them and to the extent that the Buyer is called upon to pay or pays any money and/or as a result of:

16.1	Schedule 1 to the transfer of the Property and that land dated 15 February 2008 made between (1) Timken Alloy Steel Europe Limited and (2) Ensco 631 Limited; and/or

16.2	the Third Schedule to the transfer of part of the Property dated 15 November 2007 and made between (1) Network Rail Infrastructure Limited and (2) Timken Alloy Steel Limited the Seller (and in default the Guarantors) shall indemnify the Buyer for any monies so paid.

17.	AGREEMENT ON ENVIRONMENTAL LIABILITIES

17.1	Notwithstanding any other provisions in this Agreement, the Buyer and Seller agree that:

17.2	Any liability under Environmental Law (including, without limitation, any liability under the Contaminated Land Regime) arising in respect of Hazardous Substances in, on, under or emanating from the Property on or before the date of actual completion shall be the sole responsibility of the Seller.

17.3	This clause constitutes an agreement on liabilities under the Department for Environment, Food and Rural Affairs' statutory guidance on the Contaminated Land Regime.
17.4	If the Enforcing Authority serves a notice under the Contaminated Land Regime on either Party, either Party may produce a copy of this clause to any Enforcing Authority or court for the purposes of determining liability under the Contaminated Land Regime, regardless of any confidentiality agreement that may exist between the Parties relating to this Agreement or any of its provisions.

17.5	Neither Party shall challenge the application of the agreement on liabilities set out in this clause.

17.6	The Seller will indemnify the Buyer against any liability or loss suffered which is the responsibility of the Seller pursuant to this clause 17.

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18.	Capital allowances election

The Seller and the Buyer will, on Completion, make a joint election under section 198 of the CAA 2001 in accordance with the provisions of Schedule 2 of this agreement.

19.	Buyer's acknowledgement of condition

The Buyer acknowledges that before the date of this contract, the Seller has given the Buyer and others authorised by the Buyer, permission and the opportunity to inspect, survey and carry out investigations as to the condition of the Property. The Buyer has formed the Buyer's own view as to the condition of the Property and the suitability of the Property for the Buyer's purposes.

20.	Entire agreement

20.1	This contract and the documents annexed to it constitute the entire agreement and understanding of the parties and supersede any previous agreement between them relating to the subject matter of this contract.

20.2	The Buyer acknowledges and agrees that in entering into this contract, the Buyer does not rely on and will have no remedy in respect of any statement, representation, warranty, collateral agreement or other assurance (whether made negligently or innocently) of any person (whether party to this contract or not) other than as expressly set out in this contract or the documents annexed to it or in any written replies (which includes email) which the Seller and/or the Seller's Conveyancer has given to any written enquiries raised by the Buyer and/or the Buyer's Conveyancer before the date of this contract. Nothing in this clause will, however, operate to limit or exclude any liability for fraud.

20.3	Condition 9.1.1 is varied to read, "If any plan or statement in the contract, or in written replies which the seller's conveyancer has given to any written enquiry raised by the buyer's conveyancer before the date of the contract, is or was misleading or inaccurate due to any error or omission, the remedies available are as follows."

20.4	This contract may be signed in any number of duplicate parts all of which taken together will on exchange constitute one contract.

21.	Joint and several liability

Where the Buyer is more than one person, the Seller may release or compromise the liability of any of those persons under this contract or grant time or other indulgence without affecting the liability of any other of them.

22.	Notices

22.1	Any notice given under this contract must be in writing.

22.2	Any notice or document to be given or delivered under this contract may be given by delivering it personally or sending it by pre-paid first class post or recorded delivery to the address and for the attention of the relevant party as follows:

22.2.1	to the Seller at:

101 Cobden Street, Leicester LE1 2LB

Fax No: 0116 253 2880

marked for the attention of Hemant Patel

with a copy to the Seller's Conveyancer, quoting the reference CLM;

22.2.2	to the Buyer at:

Second Floor, 37-38 Margaret Street, London W1G 0GF

marked for the attention of Graydon Butler

with a copy to the Buyer's Conveyancer, quoting the reference Julien Allen.

22.3	Giving or delivering a notice or a document to a party's conveyancer has the same effect as giving or delivering it to that party.

22.4	Any such notice or document will be deemed to have been received:

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22.4.1	if delivered personally, at the time of delivery provided that if delivery occurs before 9.00 am on a working day, the notice will be deemed to have been received at 9.00 am on that day, and if delivery occurs after 5.00 pm on a working day, or on a day which is not a working day, the notice will be deemed to have been received at 9.00 am on the next working day.

22.4.2	in the case of pre-paid recorded delivery post, at 9.00 am on the second working day after posting; and

22.4.3	in the case of fax, at the time of transmission.

22.5	In proving delivery, it will be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class, or recorded delivery letter or registered letter or that the fax message was properly addressed and transmitted, as the case may be.

22.6	A notice or document delivered under this contract will not be validly given or delivered if sent by e-mail.

22.7	Condition 1.3 does not apply to this contract.

23.	Rights of third parties

A person who is not a party to this contract will not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999.

24.	Governing law and jurisdiction

24.1	This contract and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) will be governed by and construed in accordance with the law of England and Wales.

24.2	The parties irrevocably agree that the courts of England and Wales will have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this contract or its subject matter or formation (including non-contractual disputes or claims).

24.3	Each party irrevocably consents to any process in any proceedings under clause 24.2 being served on it in accordance with the provisions of this contract relating to service of notices. Nothing contained in this contract will affect the right to serve process in any other manner permitted by law.

This contract has been entered into on the date stated at the beginning of it.

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SCHEDULE 1

Documents of title referred to in clause 10.1.8

1.	The various matters contained or referred to in the Property and Charges Register (excluding financial charges) of LT221323 including but not limited to the following documents:

1.1	Conveyance dated 3 November 1894

1.2	Conveyance dated 19 August 1929

1.3	Conveyance dated 22 March 1971

1.4	Conveyance dated 30 September 1971

1.5	Deed dated 14 October 1971

1.6	Conveyance dated 7 August 1973

1.7	Deed of Grant dated 17 October 1991

1.8	Transfer dated 15 November 2007 including equitable charge

1.9	Deed dated 15 November 2007 varying rights of way

1.10	Lease dated 2 May 2013 relating to electricity substation now registered under LT451491

2.	Licence to use and maintain oil separation and cleaning equipment dated 3 March 2008 between Network Rail Infrastructure Limited (1) and the Seller (2)

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SCHEDULE 2

Capital allowances election

Part 1. Making of an election

1.	The definitions in this paragraph 1 apply in this Schedule 2.

Election: a capital allowances election pursuant to section 198 of the CAA 2001.

Elected Figure: the value of the Fixed Plant in accordance with the apportionment set out in the Election.

Fixed Plant: such plant and machinery (within the meaning of CAA 2001) as constitutes a fixture or fixtures on which the Seller is, or will be required to bring a disposal value into account on the sale of the Property as detailed in the Election.

2.	On Completion, the Seller and the Buyer will sign in respect of the Property in duplicate the Election agreeing to the Elected Figure, being the disposal value for the Fixed Plant required to be brought into account by the Seller and falling to be treated as expenditure incurred by the Buyer on the provision of the Fixed Plant.

3.	The Seller and the Buyer will each submit the Election in the form set out in Part 3 of this Schedule 2 to HM Revenue & Customs within the time limit prescribed by law and take all reasonable steps to procure that the Elected Figure is accepted by HM Revenue & Customs.

4.	The Seller and the Buyer agree to reflect the Elected Figure in their respective tax (capital allowances) computations and returns.

5.	To enable the Buyer to make and substantiate claims under CAA 2001 in respect of the Property, the Seller will use its reasonable endeavours to provide, or to procure that its agents provide:

5.1	copies of all relevant information in its possession or that of its agents; and

5.2	such cooperation and assistance as the Buyer may reasonably require.

6.	The Buyer agrees that:

6.1	it will only use such information as is provided pursuant to paragraph 5 for the stated purpose; and

6.2	it will not disclose, without the consent of the Seller, any such information which the Seller expressly provides on a confidential basis.

7.	If for any reason the Election, or the notification of it, is deficient, ineffective or otherwise not accepted by HM Revenue & Customs, the Seller and the Buyer will each take all reasonable steps necessary to obtain the agreement of HM Revenue & Customs to the apportionment specified in the Election for the purposes of capital allowances including making any amendments to the Election or the signing of a replacement election (in either case, to the extent possible).

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Part 2. Notice of an election to use an alternative apportionment in accordance with section 198 of the Capital Allowances Act 2001

Property address:	Crown Crest, Desford Road, Kirby Muxloe, Leicestershire LE9 2BJ
Interest:	Freehold
Title number:	LT221323
Seller's name and address:	Crown Crest Property Developments Limited
Seller's Unique Taxpayer Reference Number:	[If Seller does not have one, include this statement: The Seller does not have a Unique Taxpayer Reference Number.]
Buyer's name and address:
Buyer's Unique Taxpayer Reference Number:	[If the Buyer does not have one, include the following statement: The Buyer does not have a Unique Taxpayer Reference Number.]
Date of completion of sale:
Amount apportioned to machinery and plant fixtures in the Seller's special rate pool:
Amount apportioned to machinery and plant fixtures in the Seller's main pool:
Sale price:

Part 3. Sale price

The Seller and the Buyer hereby jointly and severally elect pursuant to the provisions of section 198 of the CAA 2001 that the amount which, for all purposes of Part 2 of the CAA 2001, is to be taken as the portion of the sale price of the interest specified above which falls to be included as expenditure incurred by the Buyer on the provision of plant and machinery fixtures is £1 (one pound). A list of the fixtures and the amount to be apportioned to them is set out below.

Integral features and other plant and machinery fixtures in the special rate pool

Items	Apportioned amount
Integral features (for the Seller) and other plant and machinery fixtures allocated to the special rate pool (£)
Electrical systems (including lighting systems)
Cold water systems
Space or water heating systems, powered systems of ventilation, air cooling or air purification, and any floor or ceiling comprised of such systems
Lifts, escalators and moving walkways
External solar shading (i.e. brise soleil)
[List other fixtures or categories of fixtures that are not integral features for the Seller but are held in the special rate pool]
TOTAL

12

Integral features and other plant and machinery fixtures in the main pool

Items	Apportioned amount
Integral features (for the Seller) and other plant and machinery fixtures allocated to the main pool (£)
Electrical systems (including lighting systems)
Cold water systems
Space or water heating systems, powered systems of ventilation, air cooling or air purification, and any floor or ceiling comprised of such systems
Lifts, escalators and moving walkways
External solar shading (i.e. brise soleil)
[List other fixtures or categories of fixtures that are not integral features for the Seller and are held in the main pool]
TOTAL

13

Signed by
for and on behalf of CROWN CREST PROPERTY DEVELOPMENTS LIMITED	/s/CROWN CREST PROPERTY DEVELOPMENTS LIMITED

Director
Signed by Jesse C. Galloway
for and on behalf of ARC CCLTRUK001, LLC	/s/ Jesse C. Galloway
Authorized Signatory

Signed by
for and on behalf of CROWN CREST (LEICESTER) PLC	/s/CROWN (LEICESTER) PLC

Director
Signed by
for and on behalf of CROWN CREST GROUP LIMITED	/s/CROWN CREST PROPERTY DEVELOPMENTS LIMITED

Director

Signed by	/s/POUNDSTRETCHER LIMITED
for and on behalf of POUNDSTRETCHER LIMITED
Director

14